11975 El Camino Real, Suite 300	Phone: +1-858-222-8041
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FOR IMMEDIATE RELEASE

APRICUS BIOSCIENCES EXPANDS COMMERCIAL ONCOLOGY OFFERINGS
THROUGH AGREEMENT WITH PEDIATRX FOR U.S. CO-PROMOTION OF
GRANISOL® (GRANISETRON) ORAL SOLUTION AND AQUORAL™ SPRAY AND
PURCHASE OF NON-U.S. RIGHTS TO GRANISOL®

SAN DIEGO, CA, and CALIFON, NJ, January 27, 2012 (GLOBE NEWSWIRE) -- Apricus Biosciences, Inc. ("Apricus Bio" or the "Company") (Nasdaq:APRI) (http://www.apricusbio.com) and PediatRx, Inc. (“PediatRx”) (OTCBB: PEDX) (http://www.pediatrx.com) announced today the execution of a binding term sheet for (1) the U.S. co-promotion of, and sale of non-U.S. rights to PediatRx’s GRANISOL (granisetron HCI) oral solution, the only FDA-approved, oral, ready-to-use liquid solution of granisetron and (2) the assignment of U.S. co-promotion rights to AQUORAL, an FDA-cleared, prescription-only spray for the treatment of Xerostomia (the medical term for dry mouth due to a lack of saliva).

GRANISOL is a proprietary formulation of granisetron indicated for the prevention of nausea and vomiting associated with initial and repeat courses of emetogenic cancer therapy, including high-dose cisplatin, as well as nausea and vomiting associated with radiation, including total body irradiation and fractionated abdominal radiation. The most common side effects observed during clinical trials of granisetron tablets were headache, muscle weakness (asthenia), constipation, diarrhea, upset stomach (dyspepsia), and abdominal pain. For additional safety information about GRANISOL, please see the “About GRANISOL” section below.

AQUORAL is currently being co-promoted by PediatRx on behalf of Bi-Coastal Pharmaceutical Corp. Xerostomia can be a debilitating medical condition and is estimated to impact between 35 and 40 million Americans. It is especially prevalent in patients undergoing various treatments for cancer and those with Sjögren’s syndrome. It is also common in the elderly and in patients who are taking prescription medications. For additional safety information about AQUORAL, please see the “About AQUORAL” section below.

Under the term sheet for the Co-Promotion and Sale Agreement, Apricus Bio will receive rights to co-promote GRANISOL and AQUORAL in the U.S., with exclusive promotion rights in certain states, and will purchase all non-U.S. rights and intellectual property to GRANISOL owned or controlled by PediatRx (including patents, patent applications, trade secrets, know-how, trademarks and trademark applications) in exchange for a cash payment of $325,000 and a tiered co-promotion fee equal to a percentage of Apricus Bio’s net operating income from U.S. sales of GRANISOL. Apricus Bio expects to use the Oncology Supportive Care sales force and infrastructure, which Apricus acquired with its recent acquisition of Topotarget USA, Inc. (now Apricus Pharmaceuticals USA, Inc.) in December 2011, to promote GRANISOL and AQUORAL in the United States. The potential market in the U.S. for GRANISOL is estimated

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11975 El Camino Real, Suite 300	Phone: +1-858-222-8041
San Diego, CA 92130	Fax: +1-858-587-2131

at approximately $100 million and the potential market in the U.S. for AQUORAL is estimated to be approximately $50 million.

Apricus Bio also announced that it has signed a non-binding term sheet with PediatRx under which Apricus Bio may acquire PediatRx through a merger. Pursuant to the term sheet, Apricus Bio expects to pay approximately $4 million in stock and assume up to $675,000 in debt of PediatRx. The parties expect to negotiate a definitive merger agreement on the foregoing terms, which will be subject to customary closing conditions, including approval by PediatRx Board and shareholders and by Apricus Bio’s Board and certain termination provisions. The term sheet includes a payment of $1,000,000, payable in Apricus Bio common stock, if Apricus elects not to pursue the merger, subject to certain conditions.

Dr. Bassam Damaj, Chairman, President and Chief Executive Officer of Apricus Bio, stated, “PediatRx is an ideal strategic fit for Apricus Bio, as it provides us with two additional marketed oncology products with significant worldwide sales potential, and, in the US, clear synergy with our Oncology Supportive Care sales organization from Apricus Pharmaceuticals USA. This agreement also demonstrates our team’s unwavering focus on execution of the Apricus Bio growth strategy, which includes adding approved, revenue generating drugs within our core therapeutic areas to our product portfolio, and developing, commercializing and partnering products that incorporate our NexACT® technology. We will continue to pursue smart acquisitions, both in the U.S. and in important international markets that synergize with our commercial infrastructure and offer the potential to generate substantial revenue over the long-term."

“Our agreement with Apricus Bio offers PediatRx the opportunity to simultaneously accelerate the commercial value of GRANISOL in the U.S., monetize the value of GRANISOL in non-U.S. territories and, once consummated, realize shareholder value through the merger,” said Dr. Cameron Durrant, Founder, Chairman, President and CEO of PediatRx. “With these agreements, PediatRx gains access to both a growing commercial organization and, following approval of the merger, the potential of Apricus Bio and its multifaceted growth strategy.”

About GRANISOL
Granisetron is indicated for the prevention of:

  Nausea and vomiting associated with initial and repeat courses of emetogenic cancer therapy, including high-dose cisplatin.
  Nausea and vomiting associated with radiation, including total body irradiation and fractionated abdominal radiation.

Selected Safety Information

  GRANISOL is contraindicated in patients with known hypersensitivity to the drug or any of its components.

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11975 El Camino Real, Suite 300	Phone: +1-858-222-8041
San Diego, CA 92130	Fax: +1-858-587-2131
  QT prolongation has been reported with granisetron. Therefore, GRANISOL Oral Solution should be used in caution with patients with pre-existing arrhythmias or cardiac conduction disorders, as this might lead to clinical consequences. Patients with cardiac disease, on cardio-toxic chemotherapy, with concomitant electrolyte abnormalities and/or on concomitant medications that prolong the QT interval are particularly at risk.
  Safety and effectiveness in pediatric patients have not been established.

Please also see the GRANISOL full prescribing information at:
http://www.pediatrx.com/products/pdf/granisol_pi.pdf

About AQUORAL
AQUORAL is an FDA-cleared, prescription-only device for Xerostomia, the medical term for dry mouth due to a lack of saliva. AQUORAL is a non-systemic, non-water based solution and novel formulation of Oxidized Glycerol Triesters delivered in a convenient pump-spray format to both aid in rehydration and help heal and restore damage done to the mouth and mucus membranes by a lack of saliva. Patients should not take AQUORAL if they have a sensitivity or allergy to corn oil, silicon dioxide, aspartame, or artificial flavorings (citrus).

About Apricus Biosciences, Inc.
Apricus Bio is a San Diego-based, revenue-generating, specialty pharmaceutical company, with commercial products and a broad pipeline across numerous therapeutic classes.

Revenues and growth are driven from the sales of the Company's commercial products through its Apricus Pharmaceuticals USA, Inc. and NexMed (USA), Inc. subsidiaries and through out-licensing in certain territories of its product pipeline and NexACT® technology. Apricus Bio currently markets Totect®(dexrazoxane HCl), the only drug approved in the US for the treatment of anthracycline extravasation. Apricus Bio’s current pipeline includes Vitaros®, approved in Canada for the treatment of erectile dysfunction, as well as compounds in development from pre-clinical through pre-registration currently focused on Sexual Dysfunction, Oncology, Dermatology, Autoimmune, Pain, Anti-Infectives, Diabetes and Consumer Healthcare.

The Company also expects to develop and/or acquire and then bring to market additional pharmaceutical products in areas of care that will benefit patient needs worldwide.

For further information on Apricus Bio, visit http://www.apricusbio.com, and for information on its subsidiary please visit http://www.nexmedusa.com. You can also receive information at http://twitter.com/apricusbio and http://facebook.com/apricusbio.

Apricus Bio's Forward-Looking Statement Safe Harbor
Statements under the Private Securities Litigation Reform Act, as amended: with the exception of the historical information contained in this release, the matters described herein contain forward-looking statements that involve risks and uncertainties that may individually or mutually impact the matters herein described for a variety of reasons that are outside the control of the

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11975 El Camino Real, Suite 300	Phone: +1-858-222-8041
San Diego, CA 92130	Fax: +1-858-587-2131

Company, including, but not limited to, the ability to consummate the acquisition of PediatRx, its ability to further develop its and their products and product candidates, to have its products and product candidates approved by relevant regulatory authorities, to successfully commercialize such NexACT® products and product candidates, to achieve its development, commercialization and financial goals in the U.S. and in other countries and to close the acquisition of PediatRx among other potential future acquisitions of companies and products. Readers are cautioned not to place undue reliance on these forward-looking statements as actual results could differ materially from the forward-looking statements contained herein. Readers are urged to read the risk factors set forth in the Company's most recent annual report on Form 10-K, subsequent quarterly reports filed on Form 10-Q and other filings made with the SEC. Copies of these reports are available from the SEC's website or without charge from the Company.

About PediatRx
PediatRx, Inc. (www.pediatrx.com) is a hospital specialty pharmaceutical company which focuses on treatments for patients suffering from serious conditions requiring hospitalization. PediatRx trades on the OTCBB under the ticker symbol PEDX.

PediatRx Forward Looking Statement
This press release contains forward-looking statements. Forward-looking statements are projections of events, revenues, income, future economics, research, development, reformulation, product performance or management's plans and objectives for future operations. In some cases you can identify forward-looking statements by the use of terminology such as "may", "should", "anticipates", "believes", "expects", "intends", "forecasts", "plans", "future", "strategy", or words of similar meaning. Forward-looking statements in this press release include those concerning the potential market in the U.S. for GRANISOL and AQUORAL and PediatRx’s belief that the transactions with Apricus will accelerate the commercial value of GRANISOL and AQUORAL in the U.S., monetize the value of GRANISOL in non-U.S. territories, realize shareholder value through a merger, gain access to both a growing commercial organization and, following approval of the merger, the potential of Apricus Bio.While these forward-looking statements and any assumptions upon which they are based are made in good faith and reflect current judgment regarding the direction of the business operations of PediatRx, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested in this press release. These statements are predictions and involve known and unknown risks, uncertainties and other factors, including the risk that PediatRx cannot execute its business plan for lack of capital or other resources, distribution, partnering or licensing/acquisition opportunities, as well as the risks described in the periodic disclosure documents filed on EDGAR by PediatRx, copies of which are also available on the company’s website. Any of these risks could cause PediatRx or its industry's actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by the forward-looking statements in this press release. Except as required by applicable law, including the securities laws of the United States, PediatRx does not intend to update any of the forward-looking statements to conform these statements to actual results.

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11975 El Camino Real, Suite 300	Phone: +1-858-222-8041
San Diego, CA 92130	Fax: +1-858-587-2131

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Apricus Bio Investor Relations:
David Pitts
Argot Partners
212-600-1902
david@argotpartners.com

PediatRx Inc. Contact:
Research & Business Development
E-mail: info@pediatrx.com

Shareholder Relations
+1 908-975-0753
E-mail: ir@pediatrx.com

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